For Plantronics:	For Altec Lansing:

Media:
Dan Race	Heather Kelly
831.458.7005	719.634.8274
dan.race@plantronics.com	heather@sspr.com

Investors:

Jon Alvarado	Rocco Di Domenico
831.458.4452	570.296.1265
jon.alvarado@plantronics.com	rdidomenico@alteclansing.com

PLANTRONICS TO ACQUIRE ALTEC LANSING

Acquisition of Leading Audio Entertainment Brand Strengthens Plantronics’ Ability to Provide Complete Audio Solutions for Both Consumers and Retailers

SANTA CRUZ, Calif., July 11, 2005 - Plantronics, Inc. (NYSE: PLT) today announced it has signed a definitive agreement to acquire Altec Lansing Technologies, Inc., a market leader in portable and powered audio systems. The agreement will unite two leading audio brands with rich heritages and complementary strengths.

Under the terms of the agreement, Plantronics will acquire all of the capital stock of Altec Lansing for a cash purchase price in total of approximately $166 million. Following the close of the transaction, the resulting wholly-owned subsidiary of Plantronics will be called Altec Lansing Technologies, Inc.

“The combination of our expertise in voice communication and Altec Lansing’s in music entertainment enables us to meet the full audio needs of the consumer, in their personal and professional lives,” said Ken Kannappan, president and CEO, Plantronics, Inc. “We’ve been exploring audio entertainment possibilities for some time. The acquisition of Altec Lansing, with its product portfolio strength and brand reputation, dramatically accelerates those plans at a time when the technology and momentum in convergence is there for us to leverage.”

Altec Lansing will remain in Milford, Pennsylvania, functioning as a division of Plantronics. Gary Savadove, former GE Consumer Electronics executive and CEO of Labtec, joined Plantronics six months ago and is president and CEO of the Plantronics Audio Entertainment Business Group which will now incorporate Altec Lansing. Bob Garthwaite, who has served as senior vice president of marketing and sales for Altec Lansing, will become president and CEO of Altec Lansing after closing of the agreement.

Altec Lansing, with more than $100 million in revenue in calendar 2004, brings to Plantronics a comprehensive range of products and an established market presence in portable and powered audio. Its award-winning inMotion portable speaker systems have become one of the biggest successes of the iPod economy. Just last month, CNET said the following about the new inMotion iM7 iPod speaker system: “Altec Lansing has emerged as a heavyweight in [the iPod speaker] department, anchored by its inMotion series of portable speakers, and its latest innovation, the inMotion iM7, takes the iPod to new heights. It should set the bar for future truly portable speakers. Sound quality is powerful and rich, the device is portable and flexible, and it just looks good.”

In addition, Altec Lansing offers a wide range of computer and home entertainment sound systems and a line of headphones and headsets, allowing Plantronics to provide a more complete product portfolio to its combined retail and OEM channels worldwide.

“From the beginning, we recognized that we complemented Plantronics extremely well, from both corporate and product perspectives,” said Bob Garthwaite, senior vice president of marketing and sales, Altec Lansing. “Both companies go back forty years or more in their focus on audio quality. Between us, we understand the technical needs of the professional market and the lifestyle demands of the consumer market. And when you look at the growth potential for devices like music-enabled handsets and cellular music decks, the synergies and opportunities become crystal clear.”

“Ultimately it was evident that we shared a common vision with Altec Lansing,” Mr. Kannappan concluded. “Both companies were moving toward the immense opportunity for long-cycle growth and innovation created by the unison of digital voice and music technology. Together we’re much stronger and better positioned to achieve that vision.”

We expect that, excluding non-cash acquisition-related and amortization charges, the acquisition will be accretive to Plantronics earnings in FY06. Including non-cash acquisition related and amortization charges, interest expense and lost interest income, we do not currently expect the transaction to be significantly dilutive or accretive to EPS for FY06 as a whole. Finally, including non-cash acquisition related and amortization charges, interest expense if any and lost interest income, we expect the acquisition to be accretive to EPS in FY07.

Houlihan Lokey Howard & Zukin served as exclusive financial advisor to Altec Lansing.

Plantronics stockholders are invited to participate in a conference call that will begin at 2pm PDT. To listen please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #7739057 will be available for 1 week at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations; the web cast of the conference call will be available at the Plantronics website along with the slide presentation for the conference.

About Plantronics
Plantronics introduced the first lightweight headset in 1962 and is recognized as the world leader in communications headsets. A Plantronics headset was used for Neil Armstrong's historic "One small step for man, one giant leap for mankind" transmission from the moon in 1969. A publicly held company headquartered in Santa Cruz, California, with more than 4,500 employees, Plantronics maintains offices in 20 countries. For more information go to www.plantronics.com or call (800) 544-4660.

About Altec Lansing Technologies, Inc.
Altec Lansing Technologies, Inc. has a rich legacy of blending art and science to stir the soul with high quality consumer and professional speaker systems. A market leader in portable and powered audio systems, Altec Lansing designs, manufactures and markets a wide range of computer and home entertainment sound systems and a line of headsets and headphones. Headquartered in Milford, PA, USA and privately held, Altec Lansing has offices in Oklahoma City, OK; Luxembourg, and Hong Kong. The company employs approximately 1,350 people worldwide.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements relate to the intended acquisition and our expectation that, excluding non-cash acquisition-related and amortization charges, the acquisition will be accretive to Plantronics’ earnings beginning in Fiscal 2006 and that it will be accretive to EPS in FY07 including non-cash acquisition related and amortization charges, lost interest income and any interest expense. These forward-looking statements involve a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions. In particular, while the companies have executed a definitive agreement, there is no assurance they will complete the transaction. If the companies do not receive the necessary government or stockholder approvals or fail to satisfy conditions for closing, the transaction will terminate. Forward-looking statements relating to expectations about future events or results are based upon information available to Plantronics as of today's date. Plantronics does not assume any obligation to update any of these statements, and these statements are not guarantees of Plantronics. In addition to the foregoing, Plantronics' financial results could differ materially from current expectations. The factors that may affect Plantronics' ability to achieve its planned business objectives include, but are not limited to, the following: 1) the company's revenues and earnings are subject to a number of factors that make estimation of operating results extremely uncertain; 2) competition for the company's products is intense; 3) the uncertainties of whether new products, product extensions or product strategies will be successful; 4) risks associated with the acquisition, including (a) the failure to achieve expected synergies and efficiencies of operations, (b) the ability to manage business integration, and (c) operations and environmental regulations; 5) loss of key personnel; 6) litigation, including litigation over intellectual property rights; and 7) general technological and economic factors. For more information concerning these and other possible risks, please refer to the Company's Form 10-K filed on May 31, 2005, filings on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.